Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,389,930
Unrealized Gain (Loss) on Market Value of Futures	(3,530,726)
Dividend Income	12,618
Interest Income	27,696
ETF Transaction Fees	736
Total Income (Loss)	$3,900,254

Expenses
Sponsor Management Fees	$18,417
Brokerage Commissions	9,357
Total Expenses	$27,774
Net Income (Loss)	$3,872,480

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$21,391,980
Withdrawals (50,000 Shares)	(1,838,918)
Net Income (Loss)	3,872,480

Net Asset Value End of Month	$23,425,542
Net Asset Value Per Share (600,040 Shares)	$39.04

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(805,221)
Unrealized Gain (Loss) on Market Value of Futures	362,757
Dividend Income	1,266
Interest Income	2,763
ETF Transaction Fees	256
Total Income (Loss)	$(438,179)

Expenses
Sponsor Management Fees	$1,658
Brokerage Commissions	966
Total Expenses	$2,624
Net Income (Loss)	$(440,803)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$2,368,571
Additions (150,000 Shares)	640,770
Net Income (Loss)	(440,803)

Net Asset Value End of Month	$2,568,538
Net Asset Value Per Share (600,040 Shares)	$4.28

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,584,709
Unrealized Gain (Loss) on Market Value of Futures	(3,167,969)
Dividend Income	13,884
Interest Income	30,459
ETF Transaction Fees	992
Total Income (Loss)	$3,462,075

Expenses
Sponsor Management Fees	$20,075
Brokerage Commissions	10,323
Total Expenses	$30,398
Net Income (Loss)	$3,431,677

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$23,760,551
Additions (150,000 Shares)	640,770
Withdrawals (50,000 Shares)	(1,838,918)
Net Income (Loss)	3,431,677

Net Asset Value End of Month	$25,994,080

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596